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                                                                    Exhibit 10.3

 CERTAIN ELEMENTS OF THE LIBERTY PROPERTY TRUST EXECUTIVE COMPENSATION PROGRAM

(a)  Salary will be evaluated annually based on peer group information.
(b) Bonus will be a function of salary with each executive officer able to earn a specified percentage of salary. (100% for chief executive officer and 80% for chief operating officer, chief financial officer and chief legal officer)
(c) The base amount of the bonus will be subject to a multiplier in accordance with the schedule set forth below

               FFO Growth Performance               Bonus Payout Multiplier
               ----------------------               -----------------------
               25th Percentile of Peer Group        50% of Bonus Target
               Median of Peer Group                 100% of Bonus Target
               75th Percentile of Peer Group        150% of Bonus Target

(d) The Long-Term Incentive ("LTI") payment will be a function of salary with each executive officer able to earn a specified percentage of salary (198% for chief executive officer and 117% for chief operating officer, chief financial officer and chief legal officer) subject to certain caps determined in the discretion of the Compensation Committee.

(e) The base amount of the LTI payment would be subject to a multiplier in accordance with the schedule set forth below:

               Total Shareholder Return Performance LTI Award
               ----------------------------------------------
               25th Percentile of Peer Group             50% of Median
               Median of Peer Group                      100% of Median
               75th Percentile of Peer Group             150% of Median

(f) The LTI would be paid in restricted shares and options, with an approximate 80%/20% split favoring the use of restricted shares.

(g)  LTI payments will be a function of Total Shareholder Return.